SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2007, TVI Corporation (the “Company”) executed the Second Amendment to Financing and Security Agreement (the “Second Amendment”), which further amends the financing and security agreement, dated October 31, 2006 (the “Credit Agreement”), entered into with Branch Banking & Trust Company (“BB&T”). As previously announced, the Credit Agreement was amended by the First Amendment to Financing and Security Agreement, dated May 25, 2007 (the “First Amendment”), and references to the Credit Agreement in this report are to the Credit Agreement as so amended. The Credit Agreement currently provides for a $25.0 million revolving credit facility (the “Revolving Facility”), a $5.0 million revolving acquisition facility (the “Acquisition Revolving Facility”) and a $5.0 million term acquisition credit facility (collectively, the “Credit Facility”). Among other things, the Second Amendment (i) extends the temporary increase in the “borrowing base” (as defined in the Second Amendment) by $2.3 million from June 25, 2007 through and including August 23, 2007 (the “Amendment Period”) and (ii) provides for an advance of $5.0 million under the Revolving Facility to repay the Acquisition Revolving Facility in full and terminates BB&T’s commitment to make further advances under the Acquisition Revolving Facility. Except for these revisions, the terms of the Credit Agreement are unchanged. In particular, the Second Amendment does not modify or amend the financial covenant requirements under the Credit Agreement.

The Second Amendment is designed to provide additional time for the Company and BB&T to reach an agreement to restructure the Credit Facility. As part of this process, the Company has presented to BB&T the results of its ongoing internal business analysis as required by the First Amendment and continues to provide additional financial and business information to BB&T. Although the Company hopes to restructure the Credit Facility during the Amendment Period, it can give no assurance that it will be successful in this regard. Other than increases in the borrowing base, if any, the Company’s borrowing capacity under the Credit Facility during the Amendment Period will continue to be limited to cash receipts other than from collection of eligible accounts receivable.

The Second Amendment is attached as Exhibit 99.1 to this current report and incorporated by reference.

On June 21, 2007, the Company’s wholly-owned subsidiary, Signature Special Event Services, Inc., entered into a Lease Termination Agreement (the “Termination Agreement”) with SDA, LLC (the “Landlord”), the landlord with respect to the lease for the Company’s branch facility located in Garner, North Carolina (the “Facility”). The Company has determined that it can properly and efficiently cover the region from its other locations and, accordingly, is closing the Facility as of July 31, 2007.

Under the existing lease for the Facility, which runs through April 2012, the aggregate annual base rent payable for the lease is approximately $157,000. Pursuant to the Termination Agreement, as consideration for the early termination of the lease, the Company agreed to pay the Landlord a termination fee of $91,602, equal to seven months rent.

A copy of the Termination Agreement is attached hereto as Exhibit 99.2.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above with respect to the Termination Agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

99.1	TVI Second Amendment to Financing and Security Agreement, dated as of June 21, 2007, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. and Branch Banking & Trust Company

99.2	Lease Termination Agreement, dated June 21, 2007, by and between SDA, LLC and Signature Special Event Services, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: June 25, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Vice President and Acting Chief Financial Officer

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